      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2000

                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                                MERCK & CO., INC.
             (Exact name of registrant as specified in its charter)


           NEW JERSEY                                                 22-1109110
 (State or other jurisdiction of                                   (I.R.S. Employer
 incorporation or organization)                                 Identification Number)

                                  P.O. BOX 100
                                 ONE MERCK DRIVE
                        WHITEHOUSE STATION, NJ 08889-0100
                    (Address of principal executive offices)

           PROVANTAGE HEALTH SERVICES, INC. 1999 STOCK INCENTIVE PLAN

                            (Full title of the plan)

                                CELIA A. COLBERT
             VICE PRESIDENT, SECRETARY AND ASSISTANT GENERAL COUNSEL
                                MERCK & CO., INC.
                                  P.O. BOX 100
                    WHITEHOUSE STATION, NEW JERSEY 08889-0100
                                 (908) 423-1000
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE          AGGREGATE           AMOUNT OF
          TO BE REGISTERED                 REGISTERED           PER SHARE         OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share (the "Common Stock")             150,939 shares (1)     $72.2813 (2)     $10,910,067.14 (2)        $2,880.26
=====================================================================================================================

 (1) Based on an estimate of the number of shares that will be purchased pursuant to the ProVantage Health Services, Inc. 1999 Stock Incentive Plan. Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such number of additional shares that may become available for purchase pursuant to such plan in the event of certain changes in the outstanding shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.
 (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on June 22, 2000, as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The document(s) containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission").

                  Merck & Co., Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 registering 150,939 shares of Common Stock issuable upon the exercise of options granted under the ProVantage Health Services, Inc. 1999 Stock Incentive Plan (the "Plan"). These options were converted from options to acquire the common stock of ProVantage Health Services, Inc. ("ProVantage") into options to acquire Common Stock pursuant to the merger of a subsidiary of the Registrant with and into ProVantage, as set forth in the Agreement and Plan of Merger dated as of May 4, 2000, to which the Registrant is a party.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by the Registrant (Exchange Act File No. 1-3305) with the Commission are incorporated herein and made a part hereof:

         (a) Annual Report on Form 10-K, filed on March 22, 2000, for the fiscal year ended December 31, 1999;

         (b) Quarterly Report on Form 10-Q, filed on May 12, 2000, for the quarterly period ended March 31, 2000;

         (c) Form 10-K/A, filed on June 27, 2000, amending the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         (d) The description of the Common Stock of the Registrant set forth in the Registrant's Registration Statements pursuant to
                  Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

                  All reports and other documents filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. An Exhibit Index can be found on page 9 of this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the Common Stock will be passed upon for the Company by Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

                  The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

                  The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Registrant shall not be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the Registrant or its stockholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

                  The By-Laws of the Registrant provide that a former, present or future director, officer or employee of the Registrant or the legal representative of any such director, officer or employee shall be indemnified by the Registrant:

                  (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit, or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person's being or having been such director, officer or employee, and

                  (b) with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Registrant) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Registrant, no indemnification shall be provided as to any person adjudged by any court to be liable to the Registrant except as and to the extent determined by such court.

                  The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT
-----------                 ----------------------
3(a)                        Restated Certificate of Incorporation of the Registrant (May 6, 1992)
                            (incorporated by reference to Form 10-K Annual Report for the fiscal year ended
                            December 31, 1992)

3(b)                        Certificate of Amendment to the Certificate of Incorporation of the Registrant (as
                            amended January 14, 1999, effective February 16, 1999) (incorporated by reference to Form 10-K Annual Report for the fiscal year ended December 31,
                            1998)

3(c)                        By-laws of the Registrant (as amended effective February 25, 1997)
                            (incorporated by reference to Form 10-Q Quarterly Report for the period ended
                            March 31, 1997)

4                           ProVantage Health Services, Inc. 1999 Stock Incentive Plan

5                           Opinion of Counsel of Celia A. Colbert, Vice President, Secretary and Assistant
                            General Counsel of the Company

23                          Consent of Arthur Andersen LLP

24                          Certified Resolution of Board of Directors and Power of Attorney

ITEM 9.  UNDERTAKINGS

                  1.        The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station and the State of New Jersey, on this 28th day of June, 2000.

                                MERCK & CO., INC.


                                By: /s/ Celia A. Colbert
                                    --------------------------------------------
                                    Name:   Celia A. Colbert
                                    Title:  Vice President, Secretary and
                                            Assistant General Counsel

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                           DATE
----------------------------------------------    --------------------------------------   -------------

                      *                           Chairman of the Board, President and     June 28, 2000
----------------------------------------------    Chief Executive Officer (principal
             Raymond V. Gilmartin                 executive officer)


                      *                           Senior Vice President and Chief          June 28, 2000
----------------------------------------------    Financial Officer (principal financial
                Judy C. Lewent                    officer)


                      *
----------------------------------------------    Vice President, Controller (principal    June 28, 2000
          Richard C. Henriques, Jr.               accounting officer)


                      *                           Director                                 June 28, 2000
----------------------------------------------
          H. Brewster Atwater, Jr.


                      *                           Director                                 June 28, 2000
----------------------------------------------
             Lawrence A. Bossidy


                      *                           Director                                 June 28, 2000
----------------------------------------------
              William G. Bowen


                      *                           Director                                 June 28, 2000
----------------------------------------------
              Johnnetta B. Cole


* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.


                      *                           Director                                 June 28, 2000
----------------------------------------------
                Lloyd C. Elam

                      *                           Director                                 June 28, 2000
----------------------------------------------
              Niall FitzGerald

                      *                           Director                                 June 28, 2000
----------------------------------------------
              William N. Kelley

                      *                           Director                                 June 28, 2000
----------------------------------------------
               Anne M. Tatlock

                      *                           Director                                 June 28, 2000
----------------------------------------------
             Dennis Weatherstone


* Celia A. Colbert, by signing her name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such persons, all in the capacities and on the date stated, such persons including a majority of the directors of the Company.



                              By: /s/ Celia A. Colbert
                                  -------------------------------------------
                                  Name:   Celia A. Colbert
                                  Title:  Vice President, Secretary and
                                          Assistant General Counsel
                                          Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT
-----------                 ----------------------
3(a)                        Restated Certificate of Incorporation of the Registrant (May 6, 1992)
                            (incorporated by reference to Form 10-K Annual Report for the fiscal year ended
                            December 31, 1992)

3(b)                        Certificate of Amendment to the Certificate of Incorporation of the Registrant (as
                            amended January 14, 1999, effective February 16, 1999) (incorporated by reference to Form 10-K Annual Report for the fiscal year ended December 31,
                            1998)

3(c)                        By-laws of the Registrant (as amended effective February 25, 1997)
                            (incorporated by reference to Form 10-Q Quarterly Report for the period ended
                            March 31, 1997)

4                           ProVantage Health Services, Inc. 1999 Stock Incentive Plan

5                           Opinion of Counsel of Celia A. Colbert, Vice President, Secretary and Assistant
                            General Counsel of the Registrant

23                          Consent of Arthur Andersen LLP

24                          Certified Resolution of Board of Directors and Power of Attorney